Exhibit 10.6

Product Manufacture and Purchase Agreement

Party A: Guangdong Gewang Biotechnology Co., Ltd.

Party B: Beijing Technology Development Company of CAAS

Party C: Shandong Academy of Agricultural Sciences

Party B is a manufacturer specializing in the production of healthy products, and Party C is the owner of the “organic selenium powder” formula. Party A and Party C sign Licensing Agreement in accordance with the provisions of the Contract Law of People’s Republic of China and related laws, which exclusively permits Party A to use the “organic selenium powder” formula. According to the content of above agreement, after approved by Party C, Party A cooperates with the manufacturer designated by Party C, namely Party B, hence Party A and Party B reach consensus with respect to the relevant matters of production and purchase of organic selenium powder and sign the following agreement terms to abide by.

I. Cooperation Content

Party B products the relevant selenium-rich products accepting Party A’s commission, and Party A is entitled to labels its owned register trademark to the productions of selenium-rich products produced by Party B, and supervise Party B’s entire production process with an appointed staff member. Party A purchases products from Party B through indent (see appendix) and pays the purchase expenses.

II. Cooperation Term

The cooperation term between Party A and Party B is five years and shall be calculated since the signing date of this contract.

III. Products production

1.Party A send the indent of products to Party B through methods of e-mail and fax etc., after receiving the indent, Party B shall confirm it with Party A in time. If Party A needs to increase or reduce the purchase quantity or change the purchasing species, it should inform Party B in advance under not causing losses to Party B through methods of e-mail and fax, etc.

2. Party A shall issue the indent to Party B according to the sales plan, and Party B organizes production according to Party A’s indent, and shall deliver the qualified products to Party A on time and ensure the quality and quantity of products, otherwise, Party A shall have the right to refuse the delivery, and shall require Party B to bear the 20% of the liquidated damages of order total price.

IV. Time of Delivery and Mode of Transport

1.Party B shall arrange delivery within 20 days after receiving the indent (in duplicate).

2. Party B shall be responsible for transportation, and the transportation expenses shall be undertaken by Party B. Party B shall selects the appropriate mode of transport and packaging and delivers the goods to the address designated in the indent.

V. Confirmation Slip Receipt

Party B shall send the invoice and indent with delivery date and signature filled in to Party A for confirmation after delivering that was agreed.

VI. Payment for Goods Price

Party A shall pay in full within 20 days after receiving the invoice and indent that Party B sends (holidays shall be postponed). The product’s unit price and full amount is subject to the appointment of indent.

VII． Rights and Obligations of Party A

1. Party A has the right to require Party B to provide the relevant qualifications certifications needed for producing health care products.

2. Party A has the right to require Party B to label Party A’s registered trademark on the products produced by Party B.

3. Party A has the right to arrange personnel to Party B’s production base for the supervision of production, Party A has the right to reject and request Party B to compensate for the loss, for the products provided by Party B does not meet the provisions of the contract and the order requirements.

4. Party A shall settle the payment for Party B on schedule strictly upon stipulations of the agreement, and Party A shall bear the 20% of the liquidated damages of order total price for breaching the contract if he does not perform the obligations according to the agreement.

5. Party A shall provide related business training and technical guidance of the production of selenium-rich products to Party B.

VIII. Rights and Obligations of Party B

1. Party B shall deliver the goods to the designated place as agreed term.

2. Party B shall print Party A’s registered trademarks on the products provided for Party A.

3. Party B shall ensure that the product packaging conforms to the national regulations and ensure the security of transportation of products.

4. Party B shall have the right to require Party A to provide with business training and technology guidance.

5. Products provided by Party B shall conform to the quality requirements agreed by both parties and Party B shall ensure their conformance to the state or local food hygienic standard.

6. Party B shall assume the obligation of confidentiality for the formula information of selenium-rich products provided by Party A,

IX. Rights and Obligations of Party C

1. Party C shall provide related business training and technical guidance on the relevant selenium-rich products to Party A and Party B, and answer the questions in the process of production of Party B.

2. Party C has the right to supervise the production process of Party B.

X. Confidentiality Clause

In the process of cooperation between Party A and Party B, Party B shall have strict confidentiality responsibility and obligation to all technical and commercial materials in the scope of cooperation and shall not disclose them to a third party.

XI. Methods on Settlement of Disputes

Any disputes arising in the process of performing the contract, three parties shall negotiate with each other based on the principles of long-term cooperation and jointly seeking for development; if it fails, either Party is entitled to file a suit to the People’s Court where Party A locates.

XII.Liability for Breach of Contract

1. After the signing of this agreement, three Parties shall comply with the principle of good faith and perform their own duties as agreed in the contract. Any party who fails to perform this agreement or fail to meet the obligations stipulated in performing this agreement shall take liability for breach of contract and compensate all the actual losses therefore suffered by observant party.

2. Party B shall assume the liability of compensation for the economic losses of Party A due to products’ quality problem.

3. Party B shall change the goods in time and bear the cost for changing goods if the goods provided by Party B could not meet the standard agreed by both parties.

4. Should Party B delay the goods delivery without justified reasons, leading to Party A’s sales losses, the actual loss of Party A shall be borne by Party B.

5. During the cooperation period, any Party arbitrarily terminating the cooperation without any justified reasons shall be responsible for the actual loss therefore brought to the other party.

6. If Party B violates the confidentiality obligation stipulated herein, he shall bear the causing losses to Party A and Party C.

XIII. Termination and Discharge of the Contract

1. The agreement would automatically terminate when it expires, except the situation that both parties agree to extend in writing.

2. If one party violates any term of the contract, the other party shall have the right to terminate this contract.

3. If one party suffered from bankruptcy, liquidation, dissolution or being listed as dishonored account by the bank, the other party has the right to terminate this contract.

XIV.Miscellaneous

1. The contract shall come into force since the date of signature and seal by three parties. The contract is made in triplicate and each party holds one counterpart with the same legal effect.

2. Matters not covered in this contract, a Supplementary Agreement shall come into force from the date of signing and seal by the three parties. If the Contract is inconsistent with the Supplemental Agreement, shall be subject to supplemental agreement.

Party A (seal): Guangdong Gewang Biotechnology Co., Ltd.

Representative of Party A: Li WANG

Party B: Beijing Technology Development Company of CAAS

Representative of Party B: Shengjun WU

Party C: Shandong Academy of Agricultural Sciences

Representative of Party C: Fu XU

Date of signing: June 30, 2016

Indent

Purchasing Party：Guangdong Gewang Biotechnology Co., Ltd. (Party A)

Supplying Party：Beijing Technology Development Company of CAAS (Party B)

In accordance with what agreed in Product Manufacture and Purchase Agreement, Party B delivers its goods according to what agreed in this indent.

Serial number of transaction	Name	Trademark	Unit price	Quantity	Amount（yuan）	Shipping address	Contact person	Contact number
1
2
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5
Total：
Date of indent：
Delivery time of Party B(signature and seal)